Exhibit 10.15.1

AMENDMENT TO LOAN AGREEMENT AND NOTE

This amendment (the “Amendment”), dated as of the date specified below, is by and between the borrower (the “Borrower”) and the bank (the “Bank”) identified below.

RECITALS

A.    The Borrower and the Bank have executed a Loan Agreement (the “Agreement”) dated March 18, 2004 and the Borrower has executed a Note (the “Note”), dated March 18, 2004, either or both which may have been amended and replaced from time to time, and the Borrower (and if applicable, certain third parties) have executed the collateral documents in which may or may not be identified in the Agreement and certain other related documents (collectively the “Loan Documents”), setting forth the terms and conditions upon which the Borrower may obtain loans from the Bank from time to time in the original amount of $6,000,000.00, as may be amended from time to time.

B.    The Borrower has requested that the Bank permit certain modifications to the Agreement and Note as described below.

C.    The Bank has agreed to such modifications, but only upon the terms and conditions outlined in this Amendment.

TERMS OF AGREEMENT

In consideration of the mutual covenants contained herein, and for other good and valuable consideration, the Borrower and the Bank agree as follows:

☒   Change in Maturity Date.  If checked here, any references in the Agreement or Note to the maturity date or date of final payment are hereby deleted and replaced with “June 30, 2008”.

☐    Change in Maximum Loan Amount.  If checked here, all references in the Agreement and in the Note (whether or not numerically) to the maximum loan amount are hereby deleted and replaced with “ $       ”, which evidences an additional $                         available to be advanced subject to the terms and conditions of the Agreement and Note.

☐    Temporary increase in Maximum Loan Amount.  If checked here, notwithstanding the maximum principal amount that may be borrowed from time to time under the Agreement and Note, the maximum principal amount that may be borrowed thereunder shall increase from $                                   to $                                   effective                                    through                                    annually.  On                                    through                                    annually, the maximum principal amount that may be borrowed thereunder shall revert to $                                   and any loans outstanding in excess of that amount will be immediately due and payable without further demand by the Bank.

☐    Change in Multiple Advance Termination Date.  If checked here, all references in the Agreement and in the Note to the termination date for multiple advances are hereby deled and replaced with “                                  ”.

☐    Change in Payment Schedule.  If checked here, effective upon the date of the Amendment, any payment terms are amended as follows:

☐    Change in Payment Fee.  If checked here, subject to applicable law, if any payment is not made on or before its due date, the Bank may collect a delinquency charge of                                    % of the unpaid amount.  Collection of the late payment fee shall not be deemed to be a waiver of the Bank’s right to declare a default hereunder.

☐    Change in Closing Fee.  If checked here and subject to applicable law, the Borrower will pay the Bank a closing fee of $                             (apart from any prior closing fee) contemporaneously with the execution of this Amendment.  This fee is in addition to all other fees, expenses and other amounts hereunder.

☐    Change in Paid-In-Full Period.  If checked here, all revolving loans under the Agreement and the Note must be paid in full for a period of at least                                    consecutive days during each fiscal year.  Any previous Paid-In-Full provision is hereby replaced with this provision.

Defult Interest Rate.  Notwithstanding any provision of this Note to the contrary, upon any default or at any time during the continuation thereof (including failure to pay upon maturity), the Bank may, at its option and subject to applicable law, increase the interest rate on this Note to a rate of 5% per annum plus the interest rate otherwise payable hereunder.  Notwithstanding the foregoing and subject to applicable law; upon the occurrence of a default by the Borrower or any guarantor involving bankruptcy, insolvency, receivership proceedings or an assignment for the benefit of creditors, the interest rate on this Note shall automatically increase to a rate of 5% per annum plus the rate otherwise payable hereunder.

Effectiveness of Prior Documents.  Except as specifically amended hereby, the Agreement, the Note and the other Loan Documents, shall remain in full force and effect in accordance with their respective terms.  All warranties and representations contained in the Agreement and the other Loan Documents are hereby reconfirmed as of the date hereof.  All collateral previously provided to secure the Agreement and/or Note continues as security, and all guaranties guaranteeing obligations under the Loan Documents remain in full force and effect.  This is an amendment, not a novation.

Preconditions to Effectiveness.  This Amendment shall only become effective upon execution by the Borrower and the Bank, and approval by any other third party required by the Bank.

No Waiver of Defaults; Warranties.  This Amendment shall not be construed as or be deemed to be a waiver by the Bank of existing defaults by the Borrower, whether known or undiscovered.  All agreements, representations and warranties made herein shall survive the execution of this Amendment.

Counterparts.  This Amendment may be signed in an number of counterparts, each of which shall be considered an original, but when taken together shall constitute one document.

Authorization.  The Borrower represents and warrants that the execution, delivery and performance of this Amendment and the documents referenced herein are within the authority of the Borrower and have been duly authorized by all necessary action.

Transferable Record.  The agreement and note, as amended, is a “transferable record” as defined in applicable law relating to electronic transactions.  Therefore, the holder of the agreement and note, as amended, may, on behalf of Borrower, create a microfilm or optical disk or other electronic image of the agreement and note, as amended, that is an authoritative copy as defined in such law.  The holder of the agreement and note, as amended, may store the authoritative copy of such agreement and note, as amended, in its electronic form and then destroy the paper original as part of the holder’s normal business practices.  The holder, on its own behalf, may control and transfer such authoritative copy as permitted by such law.

Attachments.  All documents attached hereto, including any appendices, schedules, riders, and exhibits to this Amendment, are hereby expressly incorporated herein by reference.

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ADDENDUM TO AMENDMENT TO LOAN AGREEMENT AND NOTE

NOTICE PURSUANT TO NEBRASKA REVISED STATUTES 45-1, 112 et. seq.

This Notice is Provided Pursuant to Nebraska Revised Statues 45-1, 112 et. seq.

NOTICE — WRTTENAGREEMENTS.  A credit agreement must be in writing to be enforceable under Nebraska law.  To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

IN WITNESS WHEREOF, the undersigned have executed and acknowledged this NOTICE PURSUANT TO NEBRASKA REVISED STATUTES 45-1, 112 et. seq. as of June 30, 2007.

(Individual Borrower)		Team Financial, Inc.

Borrower Name (Organization)

		a	Kansas Corporation
By

Borrower Name	NA	Name and Title	Robert J Weatherbie, Chairman of the Board/CEO

By

Borrower Name	NA	Name and Title

U.S. Bank, N.A.
(Bank)

By:

		Name and Title:	Michael T. Kozisek, Senior Vice President

Borrower Address:	2 West Peoria Suite 200, Paola, KS 66071

Borrower Telephone No.:	913-294-9667